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                                                                   EXHIBIT 10.34

                              DATED JANUARY 7, 2002

                         PALM GLOBAL OPERATIONS LIMITED

                                       and

                          FOOTHILL CAPITAL CORPORATION

                                   (as Agent)

                         -------------------------------
                             GUARANTEE AND DEBENTURE
                         -------------------------------

                                   Arthur Cox
                                   ----------

                                Earlsfort Centre
                                Earlsfort Terrace
                                    Dublin 2

                                    WJ1841/jb

                                    28/11/01

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                                TABLE OF CONTENTS

Clause                                                                      Page

1        DEFINITIONS AND INTERPRETATION                                        1
2        COVENANT TO PAY                                                       4
3        CHARGING CLAUSE                                                       6
4        DEPOSIT OF TITLE AND OTHER DOCUMENTS                                  8
5        RECEIVABLES                                                           8
6        NEGATIVE PLEDGE AND OTHER RESTRICTIONS                                8
7        FURTHER ASSURANCE                                                     9
8        CONTINUING SECURITY                                                   9
9        GENERAL COVENANTS                                                    10
10       INSURANCE COVENANTS                                                  10
11       PROPERTY COVENANTS AND CONSOLIDATION OF MORTGAGES                    10
12       POWERS OF SALE, LEASING AND ACCEPTING SURRENDERS                     11
13       OPENING OF NEW ACCOUNTS                                              11
14       APPOINTMENT AND POWERS OF A RECEIVER                                 12
15       POWER OF ATTORNEY                                                    16
16       OTHER POWERS EXERCISABLE BY THE AGENT                                17
17       APPLICATION OF MONEY RECEIVED BY THE AGENT OR A RECEIVER             17
18       COSTS AND INTEREST ON OVERDUE AMOUNTS                                18
19       SET-OFF                                                              19
20       TRANSFER                                                             19
21       DISCLOSURE                                                           20
22       PERPETUITY PERIODS                                                   20
23       FORBEARANCE AND SEVERABILITY                                         20
24       VARIATIONS AND CONSENTS                                              21
25       SERVICE OF DEMANDS AND NOTICES                                       21
26       COUNTERPARTS                                                         22
27       ADJUSTMENT OF ACCOUNT                                                22
28       PROVISO FOR REDEMPTION AND RELEASES                                  23
29       SECURITY TRUSTEESHIP                                                 23
30       GOVERNING LAW AND SUBMISSION TO JURISDICTION                         23
         THE FIRST SCHEDULE:  The Charging Companies                          25
         THE SECOND SCHEDULE:  Terms of Guarantee                             26

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THIS DEBENTURE made the 7th day of January, 2002

BETWEEN:

(1) PALM GLOBAL OPERATIONS LIMITED, a company incorporated in Ireland whose registered office is at 25-28 North Wall Quay, Dublin 1, as the Charging Company (as defined below);

(2) FOOTHILL CAPITAL CORPORATION, a Californian corporation with its principal place of business at 2450 Colorado Avenue Suite 3000W, Santa Monica, California 90404 as agent for itself and the Lenders (as defined below) (the "Agent");

WITNESSES as follows:

1. DEFINITIONS AND INTERPRETATION

      1.1. Definitions: In this Debenture, words or expressions defined in the Loan Agreement (as defined below) shall, unless otherwise defined below, bear the same meaning in this Debenture and, in addition, in this Debenture (unless the context otherwise requires) the following expressions have the following meanings:

            "Agent" shall have the meaning given to it in the Loan Agreement and shall include, where the context permits or requires, any successor or replacement or other agent or security trustee appointed pursuant to that agreement;

            "Assets" means all the undertakings, property, assets, rights and revenues of the Charging Company whatsoever, present or future, wherever situated in the world and includes each or any of them;

            "Charged Property" means any assets charged, secured or assigned, whether in law or in equity, to the Lenders and/or Agent pursuant to this Debenture;

            "Charging Company" means Palm Global Operations Limited, details of which are given in the First Schedule, and includes (with effect from its execution and delivery of an agreement under which it accedes to the Debenture, or of a Debenture in terms similar to this Debenture) any company which subsequently adopts the obligations of the Charging Company and also (where the context permits) includes each or any of them;

            "Confidential Information" has the meaning given to it in the Loan Agreement;

            "this Debenture" means this Debenture;

            "Default" has the meaning given to it in the Loan Agreement;

            "Employee Life Assurance Policies" means all assurance policies relating to accident or permanent health taken out for the purpose of benefiting any employee

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            or his dependants to the extent that the Charging Company is legally obliged to pay out the benefit of such policies to the relevant employees or their dependants;

            "Enforcement Date" means the date upon which the Lenders and/or Agent shall first enforce any part of the security hereby created in accordance with the terms of the Loan Agreement and/or this Debenture;

            "Event of Default" means (i) a Triggering Event as defined in the Palm Europe Loan Agreement or (ii) an Event of Default as defined in the Loan Agreement;

            "Floating Charge Assets" means, insofar only as concerns the floating charges created by clause 3.1 (Charging Clause), Assets for the time being comprised within such floating charge;

            "Holding Company" means a holding company within the meaning of
            Section 155 of the Companies Act 1963;

            "Indebtedness" includes any obligation in any currency, whether incurred as principal debtor or surety, for the payment or repayment of money, whether present or future, actual or contingent;

            "Land" means any freehold and leasehold land in Ireland or the equivalent under any other jurisdiction and in each case all buildings and structures and fixtures upon and all things affixed or annexed to Land (including trade and tenants' fixtures) in which the Charging Company may in the future acquire an interest;

            "Lenders" has the meaning given to it in the Loan Agreement;

            "Lien" has the meaning given to it in the Loan Agreement;

            "Loan Agreement" means the loan agreement to be made between the Charging Company (as Subsidiary Borrower), Foothill Capital Corporation, Heller Financial Inc., and The CIT Group/Business Credit, Inc. (as amended, supplemented and/or restated from time to time, including in relation to an increase in the facilities provided thereunder);

            "Loan Documents" means the Loan Agreement and the Palm Europe Loan Agreement together;

            "Palm Europe" means Palm Europe Limited, a company incorporated in England and Wales with company number 3903962;

            "Palm Europe Loan Agreement" means the loan agreement to be made between Palm Europe Limited, Foothill Capital Corporation, Heller Financial Inc., and The CIT Group/Business Credit, Inc. (as amended, supplemented and/or restated from time to time including in relation to an increase in the facilities provided thereunder);

            "Permitted Lien" has the meaning given to it in the Loan Agreement;


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            "Receivables" means all sums of money receivable by the Charging
            Company now or in the future consisting of or payable under or derived from any of its Assets;

            "Receiver" means any receiver and manager or receivers and managers appointed under clause 13.1 (Appointment of Receiver) and (where the context requires or permits) includes any substituted receiver and manager or receivers and managers;

            "Recoveries" means any money received by the Agent or by the Receiver under this Debenture and/or under the Loan Agreement on or after the Enforcement Date;

            "Secured Sums" means all money and liabilities covenanted and/or guaranteed to be paid or discharged or indemnified by the Charging Company to the Lenders under the Loan Agreement and clause 2.1 (Covenant to Pay) or 2.2 (Indemnity);

            "Subsidiary" means a subsidiary within the meaning of Section 155 of the Companies Act 1963;

            "writing" includes telex, facsimile transmission and any other mode of representing or reproducing words in a legible and non-transitory form, except in relation to any certificate, notice or other document which is expressly required by this Debenture to be signed, and "written" has a corresponding meaning.

1.2. Interpretation: In this Debenture, unless the context otherwise requires:

      1.2.1. words denoting the singular number only shall also include the plural number and vice versa; words denoting the masculine gender only shall also include the feminine gender;

      1.2.2. words denoting persons only shall include corporations, partnerships and unincorporated associations;

      1.2.3. references to clauses, paragraphs and Schedules are to be construed as references to clauses, paragraphs and Schedules of this Debenture;

      1.2.4. references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or permitted assigns;

      1.2.5. references in this Debenture to this Debenture or any other document include references to this Debenture or such other document as varied, supplemented, restated and/or replaced in any manner from time to time and/or any document which varies, supplements, restates and/or replaces it;


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      1.2.6. references to "including" shall not be construed restrictively but shall be construed as meaning "including, without prejudice to the generality of the foregoing";

      1.2.7. references to moneys, obligations and liabilities due, owing or incurred under the Loan Agreement shall include moneys, obligations and liabilities due, owing or incurred in respect of any extensions or increases in the amount of the facilities provided for therein or the obligations and liabilities imposed thereunder;

      1.2.8. expressions defined in the Companies Act 1963 shall have the same meanings in this Debenture, except that the expression "company" shall include a body corporate established outside Ireland; and

      1.2.9. any reference to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment of it for the time being in force;

      1.3. Headings: Headings in this Debenture are inserted for convenience and shall not affect its interpretation.

2. COVENANT TO PAY

      2.1. Covenant to Pay: The Charging Company hereby:

            2.1.1. covenants that it will on demand in writing made to it by
                  Agent pay or discharge to the Agent all money and liabilities now or in the future due, owing or incurred to the Agent and the Lenders by the Charging Company under or pursuant to the Loan Agreement or any other contract or arrangement in existence between the Agent or the Lenders, on the one hand, and the Charging Company, on the other hand, as and when the same fall due for payment; and

            2.1.2. covenants and guarantees that it will on demand in writing made to it by the Agent pay or discharge to the Agent all money and liabilities (including all Obligations) now or in the future due, owing or incurred but unpaid to the Lenders by Palm Europe (except as a guarantor for the Charging Company) under or pursuant to the Palm Europe Loan Agreement;

            in either case, whether on or after such demand, whether actually or contingently, whether solely or jointly with any other person, whether as principal or surety and whether or not any of the Lenders was an original party to the relevant transaction, including all interest, commission, fees, charges, costs and expenses which the Lenders may claim pursuant, in the case of (a), to the Loan Agreement, or, in the case of (b), to the Palm Europe Loan Agreement and so that interest shall be computed and compounded in accordance with the Loan Agreement (or in the case of (b), the Palm Europe Loan Agreement) after as well as before any demand or judgement.


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            2.2.  Indemnity: The Charging Company further agrees as a separate and independent primary obligation to indemnify the Agent and the Lenders on demand in writing made to it by the Agent for and against any loss, cost, expenses or liability of any kind incurred as a result of any of the obligations hereby guaranteed or covenanted to be paid by the Charging Company being or becoming void, unenforceable or ineffective against the Charging Company or Palm Europe for any reason whatsoever whether known to the Agent or any Lender or not and for all other amounts expressed to be guaranteed but which are not recovered from the Charging Company or Palm Europe on the footing of a guarantee for any reason whatsoever.

            2.3. Terms of Guarantees: The guarantee contained in 2.1.2 (Covenant to Pay) is given subject to, and with the benefit of, the provisions set out in the Second Schedule.

            2.4. Demands from the Agent: The making of one demand under this Debenture will not preclude the Agent from making any further demands. The Agent may only make a demand under this Debenture for repayment of the Secured Sums following the occurrence and during the continuance of an Event of Default or if otherwise entitled to do so under the Loan Agreement or under Clause
                  2.1.2 or Clause 2.2.

            2.5. Third Parties: No demand may be made under this Debenture in respect of sums due, owing or incurred under a Loan Document except to the extent that the Agent has become entitled to make such demand under the relevant Loan Document, but any third party dealing with the Agent or any Receiver appointed under this Debenture shall not be concerned to see or enquire as to the validity of any demand under this Debenture.

            2.6. All sums payable by the Charging Company under this Debenture shall be paid without any set off, counterclaim, withholding or deduction whatsoever unless required by law (or where such set off, counterclaim, withholding or deduction is permitted by the terms of the Loan Agreement) in which event the Charging Company making the payment will (except in circumstances where it would not be required so to do under the terms of the Loan Agreement) simultaneously with making the relevant payment under this Debenture pay to the Lender such additional amount as will result in the receipt by the Lender of the full amount which would otherwise have been receivable and will supply the Lender promptly with evidence satisfactory to the Lender that the Charging Company has accounted to the relevant authority for the sum withheld or deducted.

            2.7. The Agent on behalf of each Lender (but without liability on the part of the Agent), covenants with the Charging Company that it shall perform its obligations under the Loan Agreement (including any obligation to make available further advances).


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3. CHARGING CLAUSE

      3.1. Charging Clause: The Charging Company as legal and beneficial owner hereby charges to the Agent (for the benefit of itself and the other Lenders) as security for the payment or discharge of all Secured
            Sums:

            3.1.1. by way of first fixed charge, all contracts and policies of insurance and assurance (or any interest therein) now or in the future held by the Charging Company to the extent relating to the Charged Property and all rights and interests of the Charging Company in every such contract and policy (including the benefit of all claims arising and all money payable under such contracts and policies) (but excluding Employee Life Assurance Policies);

            3.1.2. by way of first fixed charge, all debts (other than book debts) now or in the future owing to the Charging Company and all rights and claims of the Charging Company against third parties, present and future, capable of being satisfied by the payment of money (except rights and claims effectively charged under the preceding provisions of this clause 3.1);

            3.1.3. by way of first fixed charge, all equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods or farm products), now or in the future belonging to the Charging Company, wherever located, including all attachments, accessories, replacements, substitutions, additions and improvements thereto; and

            3.1.4. by way of floating charge, all stock, inventory, Receivables and book debts of the Charging Company and all Assets expressed to be subject to any fixed charge contained in the preceding provisions of Clause 3.1 to the extent that the relevant fixed charge may be ineffective or invalid or deemed not to constitute a fixed charge, and any Assets comprised within a charge which is reconverted under clause 3.5 (Decrystallisation of Floating Charge);

            but in each case so that the Charging Company shall not (save if and to the extent permitted by the Loan Agreement) create any Lien over any Floating Charge Asset (whether having priority over, or ranking pari passu with or subject to, this floating charge) or take any other step referred to in clause 6.1 (Negative Pledge and other Restrictions) with respect to any Floating Charge Asset and the Charging Company shall not, without the prior written consent of the Agent, sell, transfer, part with or dispose of any Floating Charge Asset except by way of sale in the ordinary course of its business or as permitted under the Loan Agreement.

      3.2. Crystallisation of Floating Charge: The floating charges created by the Charging Company in clauses 3.1.4 (Charging Clause) may be crystallised into fixed charges by notice in writing given at any time by the Agent to the Charging Company given:


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            3.2.1. at any time whilst an Event of Default is continuing; or

            3.2.2. in respect of any Charged Property whilst the Agent reasonably considers the security over it is in jeopardy or which is in danger of seizure.

            Such crystallisation shall take effect over such Floating Charge Assets or class or classes of Floating Charge Assets as shall be specified in the notice. If no Floating Charge Assets are so specified, it shall take effect over all Floating Charge Assets of the Charging Company.

      3.3.  Automatic Crystallisation:

            3.3.1. Without prejudice to any rule of law which may have a similar effect if the Charging Company, without the Agent's prior written consent, resolves to take or takes any step to charge (whether by way of fixed or floating charge) or otherwise create any Lien (other than any Permitted Lien) over (or to create a trust over) any of its Floating Charge Assets or to dispose of any such Floating Charge Assets except by way of sale or other disposition in the ordinary course of its business (or as permitted by the Loan Agreement);

            3.3.2. if any person resolves to take or takes any step to levy any distress, execution, sequestration or other process against any Floating Charge Asset relating to a liability of the Charging Company; or

            3.3.3. if an Event of Default takes place or if any of the Secured
                  Sums become due and outstanding prior to their stated maturity;

            then the floating charges created by clauses 3.1.4 (Charging Clause) shall be automatically crystallised (without the necessity of notice) into a fixed charge over such Floating Charge Asset instantly on the occurrence of such event.

      3.4. Floating Charge Assets acquired after Crystallisation: Except as otherwise stated in any notice given under clause 3.2 (Crystallisation of Floating Charge) or unless such notice relates to all Floating Charge Assets, Floating Charge Assets acquired by the Charging Company after crystallisation has occurred under clause
            3.2 (Crystallisation of Floating Charge) or 3.3 (Automatic Crystallisation) shall continue subject to the floating charges created by clauses 3.1 (Charging Clause), so that the crystallisation shall be effective only as to its Floating Charge Assets in existence at the date of crystallisation.

      3.5. Decrystallisation of Floating Charge: Any charge by the Charging Company which has crystallised under clause 3.2 (Crystallisation of Floating Charge) or 3.3 (Automatic Crystallisation) may, by notice in writing given at any time by the Agent to the Charging Company, be reconverted into a floating charge in relation to the Assets or class or classes of Assets specified in such notice.


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      3.6.  Priority of Fixed Security: Any mortgage, fixed charge or other fixed security whenever and however created by the Charging Company and subsisting in favour of the Agent shall (save as the Agent may otherwise declare at or after the time of its creation) have priority over the floating charges created by clause 3.1.4 (Charging Clause).

      3.7. Debenture to have Priority: Any debentures, mortgages or charges (fixed or floating) created in the future by the Charging Company (except those in favour of the Agent) shall be expressed to be subject to this Debenture and shall rank in order of priority behind the charges created by this Debenture.


4.    DEPOSIT OF TITLE AND OTHER DOCUMENTS

      Except as otherwise expressly agreed in writing by the Agent, the Charging Company shall deposit with the Agent, and the Agent shall be entitled to retain, all deeds and documents of title relating to all its Assets charged by way of fixed charge under clause 3(Charging Clause) (including policies of insurance and assurance).

5.    RECEIVABLES

      5.1. Delivery of Particulars of Receivables: The Charging Company shall deliver to the Agent such particulars as to the amount and nature of its Receivables as the Agent may from time to time reasonably require taking into account the requirements of the Loan Agreement.

6.    NEGATIVE PLEDGE AND OTHER RESTRICTIONS

      6.1. The Charging Company shall not, without the prior written consent of the Agent or save as otherwise permitted under the Loan Agreement (and, for the avoidance of doubt, with the exception of any Permitted Liens):

            6.1.1. create, or agree or attempt to create, or permit to subsist, any Lien of any kind (including any security conferring power to convert a floating charge into a fixed charge in relation to any Asset) or any trust over any of its Assets or permit any Lien to arise or subsist over any such Assets;

            6.1.2. sell, assign, lease, license or sub-license, or grant any interest in, or otherwise part with possession of, dispose of, or cease to control, any of its Charged Property, or the right to receive or be paid the proceeds arising on disposal of the same or purport to do any such act (save that, unless otherwise prohibited by the Loan Agreement or if the Charged Property is expressed to be subject to a fixed charge, it may deal with its Floating Charge Assets in the ordinary course of its business) or allow any subsidiary to do any such thing; or

            6.1.3. dispose of the equity of redemption in respect of any Charged
                  Property.


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7.    FURTHER ASSURANCE

      To the extent required to comply with the Loan Agreement or any of the other Loan Agreements, the Charging Company shall, and shall procure that its Subsidiaries shall, on demand by the Agent in writing, execute and deliver to the Agent at the cost of the Charging Company and in such form as the Agent may reasonably require:

      7.1. a fixed charge over any interest, in any Land in the future belonging to the Charging Company;

      7.2. a fixed charge over its Receivables or claims or the accounts into which Receivables have or are to be paid and, following the occurrence of an Event of Default which is continuing, unless the Agent otherwise agrees, shall give a legal assignment of its Receivables and/or give notice to the relevant debtor or account holding bank in such form as the Agent has previously approved;

      7.3. where any of its Assets (other than land) are situated outside Ireland, such fixed security under the law of the place where the Asset is situated as the Agent may reasonably require;

      7.4. a notice to any third party of any of the charges or assignments contained in this Debenture provided that the Agent will not require the Charging Company to give such notice to customers of Charging Company unless an Event of Default has occurred; and

      7.5. such other documents as the Agent may reasonably require further to secure the payment of the Secured Sums, or to perfect or protect this Debenture or facilitate its realisation on the exercise of the Agent's rights thereunder, or to vest title to any Asset in itself or its nominee or any purchaser and to register such security or title in any applicable register, in each case consistent with the jurisdiction in which such asset is situate with such legal opinions (if any) as the Agent may reasonably require from lawyers acceptable to it in relation to such new or additional charge or other security.

8.    CONTINUING SECURITY

      This Debenture shall be a continuing security and guarantee to the Agent, notwithstanding any intermediate payment or settlement of account or any other matter whatever, and shall be in addition to and shall not prejudice or be prejudiced by any right of lien, set-off, combination or other rights exercisable by the Agent and/or the Lenders as bankers against the Charging Company or any Lien, guarantee, indemnity and/or negotiable instrument now or in the future held by the Lenders and/or the Agent on their behalf.


                                       9

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9.    GENERAL COVENANTS

      9.1. Notification of Acquisition of Assets: The Charging Company shall at all times immediately notify the Agent in writing of its acquisition of any interest or right in or to any Land material to the operation of any Group Company's business.

      9.2. Negative covenants regarding Receivables: Save as permitted by the Loan Agreement, the Charging Company shall not, without the prior written consent of the Agent (and other than to offer trade credit in the ordinary course of its business), charge, factor, assign, postpone, subordinate, set-off, release, compound, settle, cease to collect or waive its rights of action in connection with any of its Receivables, do or omit to do anything which is likely to materially delay or prejudice the full recovery of its Receivables or otherwise deal with its Receivables save than by collecting in and realising the same.

      9.3. Notification of Acquisition of Land: The Charging Company shall forthwith notify the Agent of any agreement proposed or made by it (whether now subsisting or made hereafter) for the acquisition by it or any person on its behalf of any Land, or any estate or interest in any Land.

10.   INSURANCE COVENANTS

      10.1. Covenant to Insure: The Charging Company shall ensure that its insurance is such that the insurance covenants contained in clause
            6.8 of the Loan Agreement are complied with.

      10.2. Application of Insurance Proceeds: All moneys received by the Charging Company or the Agent on any policies of insurance relating to any Charged Property shall be applied in the manner specified in clause 6.8 of the Loan Agreement and, if any moneys payable under any policies of insurance are paid to the Charging Company, such moneys will be held on trust pending their application for such purposes.

11.   PROPERTY COVENANTS AND CONSOLIDATION OF MORTGAGES

      11.1. Section 17: Section 17 of the Conveyancing Act 1881, dealing with the restriction on consolidation of mortgages, shall not apply to this Debenture.

      11.2. Leasing, etc.: The Charging Company shall not, without the prior written consent of the Agent, exercise any power of leasing, or accept surrender of leases of, any Land, nor (save where obliged to do so by law) extend, renew or vary any lease or tenancy agreement or give any licence to assign or underlet.

      11.3. Parting with Possession: The Charging Company shall not part with possession (except on the termination of any lease, tenancy or licence granted to the Charging Company) of any Land or share the occupation of it with any other person, or agree to do so, without the prior written consent of the Agent.


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12.   POWERS OF SALE, LEASING AND ACCEPTING SURRENDERS

      12.1. Statutory Power of Sale to arise on Enforcement: The restrictions in
            Section 20 of the Conveyancing Act 1881 shall not apply to this Debenture, but the statutory power of sale (as varied or extended by this Debenture) shall (as between the Agent and a purchaser from the Agent) arise on, and be exercisable at any time after, the execution of this Debenture. However, the Agent shall not exercise such power of sale until the Agent takes action in accordance with Clause 9 of the Loan Agreement and/or a demand has been made in accordance with Clause 2 of this Debenture, or a Receiver has been appointed, but this provision shall not affect a purchaser or require him to ask whether a demand or appointment has been made.

      12.2. Power of the Agent to grant Leases: The statutory powers of sale, leasing and accepting surrenders under the Conveyancing Act 1881 exercisable by the Agent by virtue of this Debenture are extended so as to authorise the Agent (whether in its own name or that of the Charging Company) to accept any surrenders of any lease or vary the terms of any lease as the Agent may see fit or to grant a lease or leases of any Land vested in the Charging Company or in which it has an interest, with such rights relating to other such Land, and containing such covenants on the part of the Charging Company, and generally on such terms and conditions, as the Agent shall think fit.

      12.3. The Agent may sever fixtures: The statutory power of sale exercisable by the Agent is extended so as to authorise the Agent to sever any fixtures from Land and sell them separately.

      12.4. Third Parties not to be concerned with validity of demand: No person dealing in good faith and for value with the Agent or any Receiver, its agents or brokers, shall be concerned to enquire whether this Debenture has become enforceable, or whether any power exercised or purported to be exercised has become exercisable, or whether any Secured Sums remain due upon this Debenture, or as to the necessity or expediency of any stipulations and conditions subject to which the sale of any Assets shall be made, or otherwise as to the propriety or regularity of the sale of any Asset, or to see to the application of any money paid to the Agent or such Receiver, or its agents or brokers, and each such dealing shall be deemed to be within the powers hereby conferred and to be valid and effectual accordingly.

13.   OPENING OF NEW ACCOUNTS

      13.1. Ruling off of Accounts: On receiving notice that the Charging Company has encumbered or disposed of any of its Assets (other than as permitted under the Loan Agreement), the Agent may rule off the Charging Company's account or accounts and open a new account or accounts with the Charging Company.

      13.2. Credits not to reduce Indebtedness of Charging Company: If the Agent does not open a new account or accounts immediately on receipt of such notice, it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by the Charging Company to the

            Agent shall be treated as having been credited to such new account or accounts and shall not operate to reduce the amount owing from the Charging Company to the Agent at the time when it received such notice.

14.   APPOINTMENT AND POWERS OF A RECEIVER

      14.1. Appointment of Receiver: At any time:

            14.1.1. after failure by the Charging Company to pay any Secured Sum due from it under clause 2.2 on the due date for payment; or

            14.1.2. following the occurrence and/or during the continuance of an
                  Event of Default; or

            14.1.3. if at any time the Agent shall be of the reasonable opinion that any material part of the Charged Property of the Charging Company is in imminent danger of seizure, distress or other legal process;

            the Agent may appoint by writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Assets of the Charging Company and, in the case of clause 14.1.3, such appointment shall only be in relation to the part of the Charged Property which the Agent believes to be in such danger.

      14.2. Powers of Receivers (Joint and Several or Several): Where more than one Receiver is appointed, they shall have power to act separately unless the Agent shall in the appointment specify to the contrary.

      14.3. Remuneration of Receivers: The Agent may from time to time determine the remuneration of the Receiver and the provisions of section 24(6) of the Conveyancing Act 1881 shall not apply.

      14.4. Power of the Agent to Remove Receiver: The Agent may remove the Receiver from all or any of the Assets of which he is the Receiver.

      14.5. Further Appointment: Such an appointment shall not preclude:

            14.5.1. the Agent from making any subsequent appointment of a
                  Receiver over all or any of the Assets over which a Receiver has not previously been appointed by the Agent or has been removed or otherwise ceased to act; or

            14.5.2. a Receiver, while continuing to act, consenting to the appointment of an additional Receiver to act with him.

      14.6. Status of Receiver: The Receiver of the Charging Company shall be the agent of the Charging Company (which shall be solely liable for his acts, defaults and remuneration) unless and until the Charging Company goes into liquidation (or its equivalent under any applicable law), after which he shall act as principal and shall not become the agent of the Agent or the Lenders, in each case, with respect to the Charged Property.

      14.7. Powers of Receiver: The Receiver of the Charging Company shall have and be entitled to exercise in relation to the Charging Company all the powers set out below:

            14.7.1. to take possession of, collect and get in all or any part of the Charged Property and to take and defend any proceedings (including proceedings for its winding up or proceedings by way of arbitration) in its name or otherwise as he shall think fit;

            14.7.2. to comply with and perform all or any of the acts, matters, omissions or things covenanted to be done or omitted by the Charging Company under this Debenture;

            14.7.3. to sell by public auction or private contract or let all or any part of the Charged Property and to let on hire lease, surrender and accept surrenders of leases and tenancies, grant rights, licences, options or easements or exchange all or any part of, and otherwise deal with or dispose of and exercise all rights, powers and discretions incidental to the ownership of, any of the Charged Property in the name of and on behalf of the Charging Company or otherwise concur in doing any of the foregoing in such manner and generally on such terms and conditions and for such consideration (whether in cash, debentures or other obligations, shares, stocks, securities or other valuable consideration and whether payable by a lump sum or by instalments) as he may think fit and carry out any such sale by conveying by deed or transferring in the name and on behalf of the Charging Company or otherwise, and so that plant machinery and other fixtures and fittings may be severed and sold separately from the premises containing them, and the Receiver may apportion any rent and the performance of any obligations;

            14.7.4. to repair, decorate, furnish, maintain, alter, improve, renew or add to the Charged Property or any part of it as he shall think fit and effect, maintain, renew or increase indemnity insurance and other insurances and obtain bonds;

            14.7.5. to appoint or dismiss managers, agents, officers, employees, servants, builders or workmen and employ professional advisers and others at such salaries or for such remuneration as he may think fit;

            14.7.6. to perform, repudiate, rescind, vary or enter into any arrangement or compromise any contracts or agreements with respect to the Charged Property which he may consider expedient;

            14.7.7. to settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the Charged Property or in any way relating to the security constituted by this Debenture and bring, prosecute, defend, enforce, compromise, submit to and discontinue any actions, suits, arbitrations or proceedings whatsoever whether civil or criminal;

            14.7.8. to use the name of the Charging Company in the exercise of all or any of the powers conferred by this Debenture;

            14.7.9. to exercise or permit the Charging Company or any nominee of the Charging Company to exercise any powers or rights incidental to the ownership of the Charged Property or any part of it in such manner as he may think fit;

            14.7.10. to give valid receipts for all moneys and execute all discharges, assurances and things which may be proper or desirable for realising the Security Assets or any part of them;

            14.7.11. to sell or concur in selling (where necessary with the leave of the Court), lease or concur in leasing, licence or concur in licensing, grant options over and, without the need to observe any of the provisions of Section 18 of the Conveyancing Act 1881, let or concur in letting and to terminate or to accept surrenders of leases, licences or tenancies of all or any of the Assets of the Charging Company in such manner and generally on such terms and conditions as he shall think fit in his absolute and unfettered discretion and any such sale or disposition may be for cash, debentures, securities or other valuable consideration (in each case payable in a lump sum or by instalments) and to carry any such transactions into effect in the name of and on behalf of the Charging Company;

            14.7.12. to promote the formation of a Subsidiary or Subsidiaries of the Charging Company with a view to such Subsidiary or Subsidiaries purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Assets of the Charging Company;

            14.7.13. to arrange for such Subsidiary or Subsidiaries to trade or cease to trade in connection with the Charged Property as the Receiver may think fit from time to time;

            14.7.14. to sever any fixtures from the Land of which they form part;

            14.7.15. to arrange for the purchase, lease, licence or acquisition of all or any Charged Property by any such Subsidiary on a basis whereby the consideration may be for cash, shares, debentures, loan stock, convertible loan stock or other securities, shares of profits or sums calculated by reference to profits or turnover or royalties or licence fees or otherwise, whether or not secured on the assets of such Subsidiary and whether or not such consideration is payable or receivable in a lump sum or by instalments over such period as the Receiver may think fit;

            14.7.16. to make any arrangement or compromise with the Agent and/or the Lenders in connection with the Charged Property as he shall think fit;

            14.7.17. to make and effect all repairs, renewals and improvements to the Charged Property and to effect, renew or increase insurances related thereto on such terms and against such risks as he shall think fit;

            14.7.18. to appoint managers, officers and agents for the above purposes at such salaries as the Receiver may determine;

            14.7.19. to pay the proper administrative charges of the Agent and/or Lenders in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of the Charging Company in connection with the Charged Property;

            14.7.20. to commence and/or complete any building operations upon any freehold or leasehold Land of the Charging Company and to apply for and obtain any planning permissions, building regulation consents or licences in each case as he may in his absolute discretion think fit;

            14.7.21. to vary the terms of the leases of any such freehold and leasehold Land;

            14.7.22. to take all steps necessary to effect all registrations, renewals, applications and notifications as the Receiver will in his discretion think prudent to maintain in force or protect any of the Charging Company's intellectual property rights with respect to the Charged Property; and

            14.7.23. to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the relevant Assets.

      14.8. Third Parties: Neither the Agent nor the Receiver shall be liable to account as mortgagee in possession or otherwise for any money not actually received by it or him respectively.

      14.9. The Charging Company irrevocably appoints the Receiver as agent of the Charging Company (which shall be solely liable for his acts, defaults and remuneration) for the purpose of exercising the authorities set out in clause 14.7. Without the express consent of the Receiver or Agent the Charging Company hereby convenants not to take any action falling within the powers of the Receiver listed in clause 14.7 at a time when a Receiver has been appointed. The Receiver will exercise the power and authority given to him in clause 14.7 solely for the purpose and to the extent that he reasonably considers necessary for desirable for enforcement against and/or maximising the value of the Charged Property for the purposes of realisation of and/or enforcement against the Charged Property. The Agent and/or the Receiver will give their consent to the exercise by the Charging Company of the authorities listed in clause
            14.7 except to the extent that either of them reasonably believe that such exercise by the Charging Company may materially prejudice the enforcement against, or the value of, the Charged Property.

15.   POWER OF ATTORNEY

      15.1. Power of Attorney: The Charging Company by way of security hereby irrevocably appoints the Agent (whether or not a Receiver has been appointed) and any Receiver separately the attorney of the Charging Company (with full power to appoint substitutes and to delegate) for the Charging Company, in its name and on its behalf, and as its act and deed or otherwise, at any time during the continuance of an Event of Default to:

            15.1.1. execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document; or

            15.1.2. perform any act;

            which may be required of the Charging Company under this Debenture, or may be deemed by such attorney necessary or desirable (in circumstances where a Receiver has not been appointed, where the Charging Company has failed promptly so to execute, deliver, perfect or perform upon request, but where a Receiver has been appointed, without any requirement first to make such a request) to enhance or perfect the security intended to be constituted by it or to convey or transfer legal ownership of any Assets or in exercise of all or any powers, authorities and discretions conferred by or pursuant to this Debenture or by the Conveyancing Act 1881 on the Lender or any Receiver.

      15.2. Ratification: Without prejudice to the generality of the provisions contained in clause 15.1 (Power of Attorney), the Charging Company hereby covenants with the Agent and separately with any Receiver that if required so to do the Charging Company will ratify and confirm:

            15.2.1. all transactions entered into by it or (as the case may be)
                  them at its or (as the case may be) their instance in the proper exercise of its or (as the case may be) their powers in accordance with this Debenture; and

            15.2.2. all transactions entered into by it or (as the case may be)
                  them in signing, scaling, delivering and otherwise perfecting any assignment, mortgage, charge, security, deed, assurance, document or act as aforesaid;

              and the Charging Company irrevocably acknowledges and agrees that such power of attorney is (inter alia) given to the Agent, or, as the case may be, the Receiver, or both, to secure the performance of the obligations owed to him or them by the Charging Company.

16.   OTHER POWERS EXERCISABLE BY THE AGENT

      16.1. The Agent may exercise Receiver's Powers: All powers of the Receiver conferred by this Debenture may be exercised by the Agent at any time after the occurrence of any event listed in Clause 14.1 whether as attorney of the Charging Company or otherwise and whether or not the Receiver shall have been appointed and so that clause 14.7 (Powers of Receiver) shall be read and construed as if the words "be charged on the Assets of the Charging Company" were substituted for the words "be deemed an expense properly incurred by the Receiver".

      16.2. The Agent empowered to receive Book Debts: The Agent or any manager or officer of the Agent is hereby irrevocably empowered:

            16.2.1. to receive all book debts and other debts and claims which may be charged under clause 3.1 or assigned to the Agent pursuant to clause 7 (Further Assurance) and, at any time after the occurrence of any event listed in Clause 14.1, in any manner the Agent and/or Receiver deem appropriate; and

            16.2.2. on payment to give an effectual discharge for them and on non-payment (whilst an Event of Default is continuing, at its discretion or otherwise in accordance with the instructions of the Charging Company) to take and institute (if the Agent in its sole discretion so decides) all steps and proceedings either in the name of the relevant assignor or in the name of the Agent for their recovery and also to agree accounts and to make allowances and to give time to any surety. The relevant assignor hereby undertakes to ratify and confirm whatever the Agent or any manager or officer of the Agent shall do or purport to do under this clause 16.

      16.3. Exclusion of the Agent's Liability: None of the Agent, nor any of its agents, managers or officers, shall have any liability or responsibility to the Charging Company arising out of the exercise or non-exercise of the rights conferred on it by this clause 16, except for the Agent's gross negligence and wilful default.

      16.4. The Agent not Obliged to take action relating to Book Debts: The Agent shall not be obliged to make any enquiry as to the sufficiency of any sums received by it in respect of any book debts or other debt or claim so assigned to it or to make any claim or take any other action to collect in or enforce them.

17.   APPLICATION OF MONEY RECEIVED BY THE AGENT OR A RECEIVER

      17.1. Application of Recoveries: Any money received under the powers conferred by this Debenture shall, subject to the discharge of any prior-ranking claims, but without prejudice to the rights of the Lender to recover any shortfall from a Charging Company, be paid or applied in the following order of priority:

            17.1.1. in satisfaction of all costs, charges and expenses incurred, and payments made, by the Agent and/or the Receiver, and of the remuneration of the Receiver;

            17.1.2. in or towards satisfaction of the Secured Sums in the manner applicable under the Loan Agreement; and

            17.1.3. as to the surplus (if any), to the person or persons entitled to it.

      17.2. Suspense Account: The Agent may, in its absolute discretion on or at any time or times after demand and pending the payment to the Agent of the whole of the Secured Sums, place and keep to the credit of a separate or suspense account bearing interest at a commercial rate any money received, recovered or realised by the Agent by virtue of this Debenture for so long and in such manner as the Agent may reasonably consider necessary to enable it to claim the full amount in respect of which that money is paid in any relevant insolvency without any intermediate obligation to apply it in or towards the discharge of any Secured Sum.

18.   COSTS AND INTEREST ON OVERDUE AMOUNTS

      18.1. Indemnity: All costs, charges and liabilities (including all professional fees and disbursements and value added tax and/or any similar tax) and all other sums paid or incurred by the Agent and/or any Receiver under or in connection with this Debenture or the Charging Company's affairs shall be recoverable (on a full indemnity basis) as a debt payable on demand from the Charging Company, may be debited without notice to any account of the Charging Company, shall bear interest accordingly and shall be charged on the Assets of the Charging Company. The Charging Company shall indemnify the Agent against all and any costs, charges and expenses arising:

            18.1.1. out of any of the property charged or purported to be charged pursuant to clause 3 (Charging Clause) or clause 7 (Further Assurance) referable to it infringing or allegedly infringing any third party rights; and

            18.1.2. in relation to any proceedings referable to the Charging
                  Company brought against the Agent or to which the Agent may be joined whether as plaintiff or defendant which relate to any of such Charged Property.

      18.2. Types of Costs Recoverable: Without prejudice to the generality of clause 18.1 (Indemnity), the costs recoverable by the Agent and/or any Receiver under this Debenture shall to the extent the same are recoverable under the Loan Agreement include:

            18.2.1. all costs properly incurred by the Agent in preparing and administering this Debenture or perfecting the security created by it;

            18.2.2. all costs (whether or not allowable on a taxation by the court) of all proceedings for the enforcement of this Debenture or for the recovery or attempted recovery of the Secured Sums;

            18.2.3. all money properly expended and all costs arising out of the exercise of any power, right or discretion conferred by this Debenture; and

            18.2.4. all costs and losses arising from any default by the
                  Charging Company in the payment when due of any Secured Sums or the performance of its obligations under this Debenture.

      18.3. Overdue Amounts: Any overdue amounts secured by this Debenture shall carry interest at the rate and in accordance with the terms contained in the Loan Agreement in relation to overdue sums or such other rate as may be agreed between the Charging Company and the Agent. In each case, such interest shall accrue on a day to day basis to the date of repayment in full and, if unpaid, shall be compounded on the terms so agreed (or in the absence of such agreed terms) with monthly rests on the Agent's usual monthly interest days. Interest shall continue to be charged and compounded on this basis after, as well as before, any demand or judgment.

      18.4. Currency Indemnity: Moneys received or held by the Agent pursuant to this Debenture may from time to time after demand has been made be converted into such currency as the Agent considers necessary or desirable to discharge the Secured Sums in that currency at such rate of exchange as may be applicable under the Loan Agreement or, if none, the then prevailing spot rate of exchange of Wells Fargo Bank, N.A or any successor thereto (as conclusively determined by the Agent) for purchasing the currency to be acquired with the existing currency.

19.   SET-OFF

      19.1. The Agent may apply any money standing to the credit of the Charging Company with the Agent in any currency upon any account or otherwise (in any country and whether or not in the Charging Company's name) as cover for any Secured Sums at any time after an Event of Default has occurred and is continuing without notice to the Charging Company and may set-off, combine or consolidate all or any of such money with all or such part of the Secured Sums as the Agent may select (whether presently payable or not) and the Agent may purchase with any such money any other currency required to effect such combination.

      19.2. The Charging Company irrevocably authorises the Agent in its name and at its expense to perform such acts and sign such documents as may be required to give effect to any set-off or transfer pursuant to clause 19.1, including the purchase with the money standing to the credit of any such account of such other currencies as may be necessary to effect such set-off or transfer.

      19.3. The foregoing provisions of this clause shall be in addition to and without prejudice to such rights of set-off, combination, consolidation, lien and other rights whatsoever conferred on the Agent by law.

20.   TRANSFER

      The Agent and the Lenders may at any time transfer all or any part of its rights in relation to this Debenture and the Secured Sums to any person or otherwise grant an interest in them to any person to which it is entitled to make such a transfer under the Loan Agreement.

21.   DISCLOSURE

      Except as otherwise provided in this Debenture, Agent and Lenders shall not disclose any Confidential Information without the consent of the Charging Company concerning the Charging Company, this Debenture and the Secured Sums other than:

      21.1. to any Affiliate of the Agent or the Lenders and their officers, directors, employees, agents and advisors; and

      21.2. to any actual or prospective transferee or grantee referred to in clause 20 (Transfer) on a confidential basis.

      The above authority is without prejudice to any obligation of the Agent and the Lenders to make disclosure imposed by law, rule or regulation or required by any authority or regulator.

      If Agent or a Lender is required by any law, rule, or regulation or judicial process to disclose any Confidential Information, to the extent permitted by applicable law, it shall promptly give notice to Charging Company so that Charging Company may seek a protective order or other appropriate remedy. If Charging Company does not obtain such a protective order or other remedy, to the extent permitted by applicable law, Agent or the Lender, as applicable, will endeavour to furnish only that portion of the Confidential Information that it reasonably believes to be legally required.

22.   PERPETUITY PERIODS

      Nothing herein shall authorise or permit the postponement of any estate or interest arising under any trust created by this Deed from vesting outside the perpetuity period. In this context the perpetuity period means the period commencing on the date of this Deed and ending on the expiration of 21 years from the date of the date of the last survivor of the issue now living of his late Britannic Majesty King George V.

23.   FORBEARANCE AND SEVERABILITY

      23.1. No Waivers: All rights, powers and privileges under this Debenture shall continue in full force and effect, regardless of the Agent exercising, delaying in exercising or omitting to exercise any of them.

      23.2. Invalidity and Severability:

            23.2.1. None of the covenants and guarantees given and none of the charges created by the Charging Company under this Debenture shall be avoided or invalidated by reason only of one other or more of such covenants, guarantees or charges being invalid or unenforceable.

            23.2.2. Any provision of this Debenture which for any reason is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Debenture.

24.   VARIATIONS AND CONSENTS

      24.1. Variations in Writing: No variation of this Debenture shall be considered valid and as constituting part of this Debenture, unless such variation shall have been made in writing and signed by the Agent and the Charging Company.

      24.2. Variation: The expression "variation" shall include any variation, supplement, extension, deletion or replacement however effected.

      24.3. Conditional Consents: Save as otherwise expressly specified in this Debenture or the Loan Agreement, any consent of the Agent may be given absolutely or on any terms and subject to any conditions as the Agent may determine in its entire discretion.

25.   SERVICE OF DEMANDS AND NOTICES

      25.1. Notices to Companies: A demand for payment or any other communication to be given to the Charging Company under this Debenture may be made or given by any manager or officer of the Agent and must be in writing addressed to the Charging Company and served on it at the address for service of the Charging Company stated in the First Schedule or to the address last notified to the Agent by the Charging Company or its existing or last known place of business (or, if more than one, any one of such places), or by facsimile transmission to the facsimile number stated in the First Schedule or to the facsimile number last notified to the Agent by the Charging Company or by any other form of electronic communication which may be available.

      25.2. Notices to Agent: Any communication to be given to the Agent under this Debenture must be given to the Agent in writing served on it at 2450 Colorado Avenue, Suite 3000, Santa Monica, California, 90404 (marked for the attention of the Business Finance Division Manager), or by facsimile to facsimile number 310 453 7443, with copies to Brobeck Phleger Harrison LLP, 550 South Hope Street, Suite 2100, Los Angeles, California, 90071, marked for the attention of John Francis Hilson, facsimile number 213 745 3700 or the address last notified to the Charging Company by the Agent in writing.

      25.3. Deemed Service: A notice or demand shall be deemed to be duly served on the Charging Company:

            25.3.1. if delivered by hand, at the time of actual delivery;

            25.3.2. if transmitted by facsimile, at the time the facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee is received by the sender; and/or

            25.3.3. if sent by first class prepaid post, at noon on the third
                  Business Day following the day of posting and shall be effective even if it is misdelivered or returned undelivered;

            provided that, where delivery or transmission occurs after 6.00 p.m. in the place of delivery on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 am in the place of delivery on the next Business Day.

            In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing the communication was correctly addressed and posted or that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.

      25.4. Service on Agent: Any communication to the Agent shall be deemed to have been given only on actual receipt by it.

26.   COUNTERPARTS

      This Debenture may be executed by the parties in any number of copies, all of which taken together shall constitute a single Debenture.

27.   ADJUSTMENT OF ACCOUNT

      If the state of account between the Lenders and the Charging Company by reference to which any Secured Sums are calculated for the purposes of this Debenture requires adjustment at any time because of any claim made against the Lenders by an officeholder (within the meaning of Section 236 of the Companies Act 1963) then, notwithstanding any other provision of this Debenture:

      27.1. the Charging Company's liability to the Lenders will be correspondingly adjusted; and

      27.2. the Agent may treat any release or settlement made by it with the Charging Company before any such adjustment is required as being of no effect; and

      27.3. the Agent may recover from the Charging Company such sum as will place the Lenders in the same position as if such release or settlement had not been made.

      If any claim is made against the Agent or any Lender under any insolvency law with reference to this Debenture, the Agent or the Lender may agree the claim or settle it on any terms it chooses without asking for the Charging Company's agreement. If the Agent or the Lender does agree or settle such claim, the Charging Company will be liable under this Debenture as if a court order had been made containing the terms which the Agent or the Lender agreed or settled. The Charging Company will be responsible for all costs and expenses which the Agent or the Lenders properly incur in defending such a claim.

28.   PROVISO FOR REDEMPTION AND RELEASES

      (Subject to the provisions of the Second Schedule), following payment and discharge in full of the Secured Sums to be paid or discharged by the Charging Company under the Loan Agreement, the Palm Europe Loan Agreement and this Debenture or if the Charging Company wishes to dispose of an Asset charged by way of fixed charge under this Debenture where such disposal is permitted under this Debenture the Agent will, at the request and cost of the Charging Company, execute a release and reassignment of all or the relevant part of the security given by the Charging Company comprised in this Debenture in such form as the Charging Company may reasonably require.

29.   SECURITY TRUSTEESHIP

      The Agent shall hold the guarantees and security created by this Debenture and any other document creating guarantees or security given by the Charging Company in trust for the benefit of itself and the Lenders on the terms and subject to the conditions set out in this Debenture or such other security document (each a "Relevant Document") and the Loan Agreement. The Agent shall not have (or be deemed to have) any obligations to, or trust or fiduciary relationship with, any person other than those for which specific provision is made in any Relevant Document or the Loan Agreement. The Agent, in carrying out its functions as agent and security trustee under any Relevant Documents shall not be agent or trustee for any party other than the Lenders; and shall, for the avoidance of doubt, have all the rights, privileges, immunities and indemnities accorded to the Agent under the Loan Agreement and which are accorded to a gratuitous trustee under the laws of Ireland.

30.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

      30.1. Governing Law: This Debenture shall be governed by and construed in all respects in accordance with the laws of Ireland.

      30.2. Submission to Jurisdiction:

            30.2.1. The Charging Company irrevocably submits for the benefit of the Agent to the non-exclusive jurisdiction of the courts of Ireland for the purpose of hearing and determining any dispute arising out of this Debenture.

            30.2.2. For the purpose of enforcement of any judgement against its assets, without prejudice to any other permitted mode of service, the Charging Company agrees that service of any writ, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to the Charging Company at the address for notices specified in clause 25.1 (Service of Demands and Notices) or such other address in Ireland as the Charging Company may notify from time to time to the Agent.

            30.2.3. The Charging Company irrevocably agrees not to claim that any such court is not a convenient or appropriate forum and agrees that a judgment in proceedings brought in such courts shall be conclusive and binding upon them and may be enforced in any other jurisdiction.

      30.3. Freedom of Choice: The submission to the jurisdiction of the courts referred to in Clause 30.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Charging Company in the courts of any country in which the Charging Company has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

THIS GUARANTEE AND DEBENTURE has been executed by the Charging Company as a Deed and signed by the Agent on behalf of itself and the other Lenders but shall only be treated as having been executed and delivered to take effect on the day and year first above written.

                               THE FIRST SCHEDULE
                              The Charging Company

===============================================================================================================
                                                                    Address for Service and Fax or Telex
Name of Charging Company                    Registered Number       Number
---------------------------------------------------------------------------------------------------------------
Palm Global Operations Limited              317106                  220 Wharfdale Road,
                                                                    Wokingham,
                                                                    Berkshire, RG41 5TB
                                                                    Fax number: (44) 118 927 8791
                                                                    For the attention of the Legal Department

                                                                    With a copy to: Palm Inc.
                                                                    5470 Great America Parkway
                                                                    MS12106
                                                                    Santa Clara CA95052

                                                                    Fax number: 001 408 878 2790
                                                                    For the attention of the General Counsel
===============================================================================================================

                               THE SECOND SCHEDULE
                               Terms of Guarantee

1. This Guarantee will continue in full force irrespective of whatever dealings may occur between the Agent, the Lenders, the Charging Company and Palm Europe for Palm Global including, without limitation, by way of the granting of additional time for the performance of any obligation or the variation of any obligation.

2. If this Guarantee ceases for any reason to be binding on the Charging Company as a continuing security in relation to Palm Europe, then the Agent may break such accounts of the Charging Company and Palm Europe with the Agent as the Agent deems appropriate and open new accounts for the account holders affected.

      If that is done, no money credited to such new account at that time or later will have the effect of reducing the amount due to the Agent on the original account. If that is not done, the Agent will still be treated as if it had broken all such accounts at the time when such notice expired or this Guarantee ceased to be a continuing security and as if all payments made to the Agent then or later had been credited to a new account with the same result.

3. This Guarantee is to be in addition to and is not to prejudice or be prejudiced by any other guarantee or security (including any other guarantee signed by the Charging Company) which the Agent may hold from or on account of Palm Europe either now or in the future. This Guarantee may be enforced without the Agent first taking any steps or proceedings against Palm Europe or having recourse to any such other guarantee or security.

4.    The Charging Company shall not have the right to:

      (a) make any claim (whether by way of proof in liquidation or otherwise) against Palm Europe or any property of Palm Europe or claim or prove in competition with the Agent in the liquidation of Palm Europe; or

      (b) participate in any security held or money received by the Agent on account of the Secured Sums; or

      (c) stand in the place of the Agent in respect of any such security or money,

      until in each case all Secured Sums have been repaid to the Agent in full. Nothwithstanding the foregoing the Charging Company shall have the right, until the occurrence of an Enforcement Event, to make a claim with respect to, participate in, or stand in place of the Agent in respect of any Receivables owing to the Charging Company by any other Group Company which are subject to the floating charge referred to in Clause 3.1.4 of this Debenture.

      However, if so directed by the Agent but not otherwise, the Charging Company shall prove in Palm Europe's liquidation for the whole or any part of the money due or owing to the Charging Company from Palm Europe in any manner whatever and the benefit of such proof and of all money received by the Charging Company in respect of it shall be held on trust for the Agent and applied in reduction of the Secured Sums.

      Notwithstanding paragraphs 4(a), (b) and (c) above, if the Charging Company holds or receives any security, monies or property, it shall hold such security, monies or property on trust for the Lenders and it shall forthwith pay or transfer the benefit of the security, monies or property to the Agent.

5. The Agent may at any time (without affecting its rights against the Charging Company under this Guarantee) grant, extend, increase, renew, vary, waive the terms of, determine or refuse any credit or facility to Palm Europe, or take, hold, exchange, vary, release, abstain from perfecting or enforcing any guarantee or security for the Secured Sums, or compromise with or extend time or grant waivers, releases or any indulgence to Palm Europe or any co-surety, or make any arrangement, concession or settlement with any of them or do or omit or neglect to do anything whatever which, but for this provision, might exonerate or discharge the Charging Company's obligations under this Guarantee (except for a specific written release given by the Agent of such obligations).

6. After this Guarantee becomes enforceable, no payment received by the Agent from any source in respect of the Secured Sums will be treated (regardless of the manner in which the Agent may deal with it in its books or otherwise) as reducing the Charging Company's liability to the Agent under this Guarantee, so that until the Agent has received payment in full of all Secured Sums, it will be deemed, as between the Agent and the Charging Company and except for any payment by Palm Europe, to remain wholly unsatisfied, so that the Agent may prove in Palm Europe's and the Charging Company's liquidation for the full amount outstanding.

7. The Agent may keep the guarantee held by it for the Charging Company's liability under this Guarantee in order to protect the Agent against any possible claim under insolvency law for any relevant period after all Secured Sums has been satisfied which the Agent reasonably considers to be necessary to avoid any risk under applicable insolvency law. If a claim is made against the Agent within that period, the Agent may keep the security until that claim has finally been dealt with.

8. The winding-up or dissolution of Palm Europe will not affect the Charging Company's liability under this Guarantee and any sum payable to the Agent at the date of the commencement of such winding-up or immediately prior to such dissolution (as the case may be) will be treated as continuing to be payable until actually paid in full.

9. If any question arises as to the capacity of Palm Europe in relation to any dealing between Palm Europe and the Agent or as to the capacity, authority or power of any officer, employee or agent of Palm Europe to bind it to any transaction with the Agent, that question shall, as between the Agent and the Charging Company, be disregarded and the Charging Company will for the purposes of this Guarantee be and continue to be liable to the Agent in respect of any such dealing, transaction and/or Secured Sums as if the Charging Company were a principal debtor.

10. Any money received by the Agent under or by virtue of this Guarantee may be converted by the Agent at any time as it thinks fit (and notwithstanding any previous conversion) into any currency in which any part of the Secured Sums is due or owing to the Agent, in which event the net amount available to the Agent in such other currency (after allowing for all costs of conversion) shall be deemed to be the amount received by the Agent under or by virtue of this Guarantee.

11. Any admission or acknowledgement in writing by Palm Europe or on its behalf of the amount of any Secured Sums or otherwise in relation to this Guarantee, or any judgment or award obtained by the Agent against Palm Europe, or any proof by the Agent in winding up which is admitted, or any statement of account furnished by the Agent the correctness of which is certified by any one of its presidents, vice presidents, officers or managers, will be binding and conclusive on the Charging Company (except in the case of manifest error).

12. Notwithstanding any other provision of this Guarantee, this Guarantee shall not operate to guarantee any money or liability if and insofar as such money was borrowed or such liability was incurred directly or indirectly for the purpose of the acquisition by any person of shares in the Charging Company or its holding company or the reduction or discharge of any existing liability incurred for the purpose of such acquisition and if and for so long as it would not be lawful under section 60 of the Companies Act, 1963 for such money or liability to be guaranteed by this Guarantee.

13. Other than with the prior written consent of the Agent, the Charging Company shall not terminate its guarantee contained in this Debenture whilst any part of the Secured Sums guaranteed by the Charging Company remains outstanding.

Chargor

PRESENT when the common seal of            )
PALM GLOBAL OPERATIONS LIMITED             )
(pursuant to a resolution of its Board     )
of Directors) was affixed hereto:          )

                                           /s/ Judy Bruner  Director

                                           /s/ Stephen Yu   Director/Secretary


Agent

SIGNED by                                  )
for and on behalf of                       )
FOOTHILL CAPITAL CORPORATION               )

                                           /s/ John Nocita  Vice President